Exhibit 99.1

FOR IMMEDIATE RELEASE

April 21, 2005	For More Information Contact:
Gregory Schreacke
Chief Financial Officer
First Financial Service Corporation
(270) 765-2131

First Financial Service Corporation Announces First Quarter Results

Elizabethtown, Kentucky, April 21, 2005 – First Financial Service Corporation (the Company, Nasdaq: FFKY) today announced diluted net income per share for the first quarter ended March 31, 2005 of $0.60, an increase of 20% from $0.50 for the first quarter ended March 31, 2004.

“We are pleased to report another solid quarter of earnings to our shareholders’” noted President and Chief Executive Officer, B. Keith Johnson.  “Our emphasis on developing our commercial banking business and the expansion of our retail branch network continued to be key to our success in the first quarter.”

The growth in the Company’s commercial loan portfolio, coupled with the rising interest rate environment, favorably impacted the level of interest income generated by the Company.  Net interest margin increased to 3.90% for the three months ended March 31, 2005, compared to 3.64% for the same three months ended a year ago.  Commercial loans were $349 million at March 31, 2005, an increase of $55 million from March 31, 2004 and an increase of $2 million from December 31, 2004.  While the loan growth in the first quarter of 2005 was slower than recent quarters, the Company expects the favorable trend, which has generated a 4% compound annual growth rate in the total loan portfolio and a 34% compound annual growth rate in commercial loans over the past four years, to continue for 2005.

The expansion and enhancement of the Company’s retail branch network continues to produce positive results.  The Company has a combined $20 million in deposits in its two new full-service facilities in the Louisville metropolitan market.  The Company opened these new facilities in the second quarter of 2004 to support its growing customer base in this market.  Twenty percent of the Company’s loan portfolio resides in its Louisville metropolitan market.

The Company also has been significantly investing in its branch network outside of the Louisville metropolitan market, where the Company has a commanding 21% deposit market share.  During the first quarter, the Company completed the redesign of its Mt. Washington facility in Bullitt County.  This follows the renovation of one of the Company’s Hardin County facilities in 2004 and precedes a new full-service banking center in Hardin County opening in early 2006.  The design of the new and enhanced facilities represents the Company’s state of the art prototype branch with a retail-focused design, complimenting the Company’s commitment to providing superior customer service.

A softer expansion in the commercial loan portfolio contributed to a $114,000 decrease in provision for loan loss expense to $275,000 for the quarter ended March 31, 2005, compared to the same quarter in 2004.  The allowance for loan losses as a percent of total loans, increased to 1.12% at March 31, 2005 compared to 1.07% at December 31, 2004.  The percentage of non-performing loans to total loans was 0.90% at March 31, 2005, compared to 0.87% at December 31, 2004.

Total revenue, comprised of net interest income and non-interest income, was $8.7 million for the first quarter of 2005, an increase of $1.1 million, compared to the first quarter of 2004.  Net interest income for the first quarter increased $863,000, reflecting a combination of a $51 million increase in earning assets and a 26 basis point improvement in the net interest margin.  Non-interest income increased $250,000 to $2.0 million for the quarter ended March 31, 2005. The increase was largely related to a $381,000 gain on the sale of investment securities.

Non-interest expense increased $705,000, to $5.1 million for the quarter ended March 31, 2005, compared to the same period a year ago.  The primary contributing factors to this increase were the additional operating and employee compensation expenses related to the recent expansion efforts.  Twenty-one retail staff positions were added for the expansion into the Louisville metropolitan market, coupled with expanded facilities in Hardin County and Bullitt County, Kentucky.  Additional increases in staff have taken place during 2004 and 2005 to continue the transformation towards a stronger retail sales culture and to provide expanded products and services to our retail and commercial customers.  The Company’s efficiency ratio was 59% for the quarters ended March 31, 2005 and 2004, indicating an operationally efficient financial institution.

First Financial Service Corporation is the parent bank holding company of First Federal Savings Bank of Elizabethtown, which was chartered in 1923.  The Bank serves the needs and caters to the economic strengths of the local communities in which it operates and strives to provide a high level of personal and professional customer service.  The Bank offers a variety of financial services to its retail and commercial banking customers.  These services include personal and corporate banking services, trust and estate planning, and personal investment financial counseling services.  Today, the Bank serves Central Kentucky through its 14 full-service banking centers.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

First Financial Service Corporation’s stock is traded on the Nasdaq National Market under the symbol “FFKY.”  Market makers for the stock are:

J.J.B. Hilliard, W.L. Lyons Company, Inc.	Keefe, Bruyette & Woods, Inc.

Stifel Nicolaus & Company	Goldman, Sachs & Company

First Tennessee Securities	Knight Securities, LP

Spear, Leeds & Kellogg	Sandler O’Neill

Howe Barnes Investments, Inc.

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News Release

First Financial Service Corporation

April 21, 2005

FIRST FINANCIAL SERVICE CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share data)	March 31, 2005	December 31, 2004

ASSETS
Cash and due from banks	$18,900	$27,910
Federal funds sold	10,000	8,000
Cash and cash equivalents	28,900	35,910

Securities available-for-sale	38,130	21,928
Securities held-to-maturity, fair value of $33,794 Mar (2005) and $34,557 Dec (2004)	34,539	34,915
Total securities	72,669	56,843

Loans held for sale	721	1,219
Loans receivable, net of unearned fees	599,846	604,698
Allowance for loan losses	(6,701)	(6,489)
Net loans receivable	593,866	599,428

Federal Home Loan Bank stock	6,921	6,845
Cash surrender value of life insurance	7,425	7,353
Premises and equipment, net	18,080	17,469
Real estate owned:
Acquired through foreclosure	913	681
Held for development	389	389
Other repossessed assets	59	40
Goodwill	8,384	8,384
Accrued interest receivable	2,563	2,487
Other assets	2,302	1,817

TOTAL ASSETS	$742,471	$737,646

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Non-interest bearing	$39,961	$38,441
Interest bearing	549,088	547,945
Total deposits	589,049	586,386

Advances from Federal Home Loan Bank	78,860	78,904
Subordinated debentures	10,000	10,000
Accrued interest payable	393	413
Accounts payable and other liabilities	1,943	637
Deferred income taxes	1,291	1,505

TOTAL LIABILITIES	681,536	677,845

STOCKHOLDERS’ EQUITY:
Serial preferred stock, 5,000,000 shares authorized and unissued	—	—
Common stock, $1 par value per share; authorized 10,000,000 shares; issued and outstanding, 3,648,188 shares Mar (2005), and 3,645,438 shares Dec (2004)	3,648	3,645
Additional paid-in capital	8,280	8,226
Retained earnings	48,666	47,174
Accumulated other comprehensive income, net of tax	341	756

TOTAL STOCKHOLDERS’ EQUITY	60,935	59,801
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$742,471	$737,646

FIRST FINANCIAL SERVICE CORPORATION

Consolidated Statements of Income (Unaudited)

(Dollars In Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2005	2004
Interest Income:
Interest and fees on loans	$9,954	$9,107
Interest and dividends on investments and deposits	676	443
Total interest income	10,630	9,550

Interest Expense:
Deposits	2,892	2,725
Federal Home Loan Bank advances	944	928
Subordinated debentures	158	124
Total interest expense	3,994	3,777

Net interest income	6,636	5,773
Provision for loan losses	275	389
Net interest income after provision for loan losses	6,361	5,384

Non-interest Income:
Customer service fees on deposit accounts	1,120	1,135
Gain on sale of mortgage loans	184	218
Brokerage commissions	78	94
Gain on sale of investments	381	—
Other income	258	324
Total non-interest income	2,021	1,771

Non-interest Expense:
Employee compensation and benefits	2,778	2,398
Office occupancy expense and equipment	494	408
Marketing and advertising	188	139
Outside services and data processing	597	514
Bank franchise tax	203	212
Other expense	884	768
Total non-interest expense	5,144	4,439

Income before income taxes	3,238	2,716
Income taxes	1,052	878
Net Income	$2,186	$1,838

Shares applicable to basic income per share	3,647,500	3,690,438
Basic income per share	$0.60	$0.50

Shares applicable to diluted income per share	3,665,496	3,708,063
Diluted income per share	$0.60	$0.50

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